CLIFFORD L. NEUMAN, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

December 30, 2005

SkyLynx Communications, Inc.
500 John Ringling Boulevard
Sarasota, Florida 34236

             Re:        Registration Statement on Form SB-2

Sir or Madam:

       We have acted as legal counsel for SkyLynx Communications, Inc., (the "Company") in connection with the Company's Registration Statement on Form SB-2 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the resale under the Securities Act of 61,250,000 shares of Common Stock (the "Shares") by certain Selling Securityholders. The Common Stock will be distributed as in the manner set forth in the Registration Statement and Prospectus (the "Plan of Distribution").

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when sold pursuant to and in a manner consistent with the description contained in the Plan of Distribution will be fully paid and nonassessable.

       We are admitted to practice in the State of Colorado, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of Colorado and, to the limited extent set forth above, the General Corporation Law of the State of Delaware, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.0 to the Registration Statement on Form SB-2 and to the use of its name in the Registration Statement.
Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman
By: Clifford L. Neuman

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